Exhibit 99.1

Investor Contact:

The Blueshirt Group
Allise Furlani or Brinlea Johnson
212-331-8433
IR@Themeetgroup.com

The Meet Group Reports Third Quarter Financial Results

NEW HOPE, Pa., November 8, 2017 – The Meet Group, Inc. (NASDAQ: MEET), a public market leader in the mobile meeting space, today reported financial results for its third quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights

•	Total revenue of $32.2 million, up 88% year over year.

•	Mobile revenue of $23.7 million, up 47% year over year.

•	GAAP net income of $2.2 million, or $0.03 per diluted share, compared to net income of $4.4 million, or $0.07 per diluted share in the prior year quarter.

•	Adjusted EBITDA of $8.9 million, up 30% year over year, or a 28% margin.

•	Non-GAAP net income of $8.1 million, or $0.11 per diluted share, compared to $6.2 million or $0.10 per diluted share in the prior year quarter.

•	Cash and cash equivalents totaled $24.6 million at September 30, 2017.

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

"The third quarter was transformational for The Meet Group, as we announced the acquisition of Lovoo, a European mobile dating leader, and launched live video monetization,” said Geoff Cook, Chief Executive Officer. “We believe the acquisition of Lovoo and the launch of our live video gifting platform is diversifying our revenue mix by increasing our non-advertising revenue streams. Early data on our live video product indicates its potential to be the most exciting new monetization feature in our history, and we are continuing to build a tremendous pipeline of live video products across our portfolio of brands.

“While our short-term results and forecast are currently impacted by greater than anticipated downward pressure on CPMs across the programmatic ad industry, we are confident that our strong product pipeline and expanded portfolio of brands will help us create more predictable and user-generated revenue streams. Additionally, our integrations of Skout and Tagged are progressing as planned, and we have identified and begun implementing efficiencies and cost savings initiatives that we expect to drive further leverage in our operating model.”

David Clark, Chief Financial Officer, added, “Our mobile revenue growth of 47% year over year reflects increases in our mobile impressions through the acquisitions of Skout and Tagged. Adjusted EBITDA increased 30% to $8.9 million for the quarter, representing a 28% adjusted EBITDA margin. We generated $6.0 million in cash from operations, ending the quarter with $24.6 million cash and cash equivalents.”

The Meet Group also announced a number of changes to its finance department. David Clark, current Chief Financial Officer, by mutual agreement will be leaving the company at the end of this year. He will assist in the transition of the Company’s finance and accounting functions until his departure. Jim Bugden, current Sr. Vice President, Corporate Development, has been appointed Interim Chief Financial

Officer, effective November 13, and a search for a permanent CFO is underway and will be led by James & Co. The Meet Group also announced the promotion of Mike Johnson to Chief Accounting Officer and the hiring of Leslie Arena as Vice President, Investor Relations, both effective on November 13.

“David has been a key member of the executive team, and we thank him for his dedication and strong contributions. Under his leadership, we grew EBITDA from $3.9 million in 2012 to more than $30 million in the four quarters ending September 30, 2017. I am grateful for his many contributions,” said Mr. Cook. “I am confident Jim Bugden will succeed as Interim CFO. Jim earned his CPA with Deloitte and has over 15 years of CFO and financial and accounting leadership experience. Jim has been leading our corporate development efforts for the past two years and will continue to assist with the integration of our recent acquisitions. I would also like to congratulate Mike Johnson on his appointment as CAO. Mike has effectively led our accounting team for nine years, the last six as a public company. Mike has proven himself again and again as an effective leader of the finance and accounting team.

“Finally, I am excited at the opportunity to work with Leslie Arena, our new VP of Investor Relations. Leslie is an experienced IR professional, having most recently served as Vice President of Investor Relations and Corporate Communications at Angie’s List. Prior to that, she led Investor Relations and Competitive Analysis at Vonage, a leading SaaS company serving small and medium businesses. She brings a wealth of relevant experience in technology and communications companies and will be a great addition to our team.”

Company Outlook:
The Company has updated its outlook for the fourth quarter 2017:

•	Revenue in the range of $36.5 million to $38 million.

•	Adjusted EBITDA in the range of $7.5 million to $9.5 million.

The Company has updated its outlook for the full year 2017:

•	Revenue in the range of $120.1 million to $121.6 million.

•	Adjusted EBITDA in the range of $28.6 million to $30.6 million.

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss third quarter 2017 financial results today, November 8, 2017 at 4:30 p.m. Eastern time. To access the call dial 877-329-7568 (US and Canada) or +1 719-785-1766 (International) and when prompted provide the participant passcode 9957559 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a fast-growing portfolio of mobile apps designed to meet the universal need for human connection. Our apps - currently MeetMe®, LOVOO®, Skout®, Tagged®, and Hi5® - let users in more than 100 countries chat, share photos, stream live video, and discuss topics of interest, and are available on iPhone, iPad, and Android in multiple languages. Using innovative products and sophisticated data science, The Meet Group keeps its over 4.5 million mobile daily active users engaged and originates untold numbers of casual chats, friendships, dates, and marriages. The Meet Group offers advertisers the opportunity to reach customers on a global scale and has leading mobile monetization strategies, including advertising, in-app purchases, and subscription products. The Meet Group has offices in New Hope, San Francisco, Dresden, and Berlin. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue and mobile revenue will continue to grow, whether our adjusted EBITDA will continue to grow, whether our live video product will be the most exciting new monetization feature in our history, whether we will continue to build a tremendous pipeline of live video products across our portfolio of brands, whether our strong product pipeline and expanded portfolio of brands will help us create more predictable and user-generated revenue streams, whether implementing efficiencies and cost savings initiatives will drive further leverage in our operating model, whether Jim Bugden will succeed as Interim CFO, and whether we will meet our fourth quarter and year end revenue and adjusted EBITDA guidance. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 filed with the SEC on May 10, 2017 and August 4, 2017, respectively, and our Current Report on Form 8-K filed with the SEC on September 20, 2017. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe and Skout.

The Company uses Adjusted EBITDA and Non-GAAP Net Income, which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense,

benefit or provision for income taxes, depreciation and amortization, stock-based compensation, warrant obligations, non-recurring acquisition, restructuring or other expenses, gain or loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and goodwill and long-lived asset impairment charges. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization of intangibles, non-recurring acquisition and restructuring costs, bad debt expense outside the normal range, and non-cash stock based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,642,002	$21,852,531
Accounts receivable, net of allowance of $451,000 and $283,000 at September 30, 2017 and December 31, 2016, respectively	22,680,468	23,737,254
Prepaid expenses and other current assets	2,131,095	1,489,267
Total current assets	49,453,565	47,079,052
Restricted cash	894,305	393,484
Goodwill	150,088,783	114,175,554
Property and equipment, net	3,360,015	2,466,110
Intangible assets, net	34,858,106	17,010,565
Deferred taxes	32,501,672	28,253,827
Other assets	918,248	110,892
Total assets	$272,074,694	$209,489,484
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,904,223	$5,350,336
Accrued liabilities	13,926,046	8,395,060
Current portion of capital lease obligations	18,901	221,302
Deferred revenue	1,127,610	434,197
Total current liabilities	19,976,780	14,400,895
Total liabilities	19,976,780	14,400,895
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; 0 shares issued and outstanding at September 30, 2017 and December 31, 2016	—	—
Common stock, $.001 par value; authorized - 100,000,000 shares; 71,804,766 and 58,945,607 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	71,808	58,949
Additional paid-in capital	405,345,104	351,873,801
Accumulated deficit	(153,318,998)	(156,844,161)
Total stockholders’ equity	252,097,914	195,088,589
Total liabilities and stockholders’ equity	$272,074,694	$209,489,484

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$32,246,472	$17,191,261	$83,634,737	$46,901,923
Operating costs and expenses:
Sales and marketing	4,600,148	3,228,262	14,305,498	8,776,029
Product development and content	16,021,977	5,808,449	41,006,376	17,730,610
General and administrative	5,021,739	2,215,727	13,044,965	6,431,486
Depreciation and amortization	2,969,570	761,460	7,619,584	2,266,642
Acquisition and restructuring	3,378,838	467,777	8,648,692	1,628,126
Total operating costs and expenses	31,992,272	12,481,675	84,625,115	36,832,893
Income (loss) from operations	254,200	4,709,586	(990,378)	10,069,030
Other income (expense):
Interest income	1,374	7,135	5,344	18,697
Interest expense	(244,361)	(4,123)	(421,947)	(16,228)
Change in warrant liability	—	(318,983)	—	(864,596)
Gain (loss) on foreign currency adjustment	9,357	(1,206)	(2,072)	33,347
Total other expense	(233,630)	(317,177)	(418,675)	(828,780)
Income (loss) before income taxes	20,570	4,392,409	(1,409,053)	9,240,250
Benefit from income taxes	2,202,152	—	4,934,216	27,125,446
Net income	$2,222,722	$4,392,409	$3,525,163	$36,365,696

Basic and diluted net income per common stockholders:
Basic net income per common stockholders	$0.03	$0.08	$0.05	$0.73
Diluted net income per common stockholders	$0.03	$0.07	$0.05	$0.65

Weighted average shares outstanding:
Basic	71,800,274	53,231,369	67,711,324	49,649,221
Diluted	76,078,563	59,048,821	72,425,863	55,604,866

Comprehensive income	$2,222,722	$4,392,409	$3,525,163	$36,365,696

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$2,222,722	$4,392,409	$3,525,163	$36,365,696

Interest expense	244,361	4,123	421,947	16,228
Change in warrant liability	—	318,983	—	864,596
Benefit from income taxes	(2,202,152)	—	(4,934,216)	(27,125,446)
Depreciation and amortization	2,969,570	761,460	7,619,584	2,266,642
Stock-based compensation expense	2,299,696	911,490	5,802,046	2,554,842
Acquisition and restructuring	3,378,838	467,777	8,648,692	1,628,126
(Gain) loss on foreign currency adjustment	(9,357)	1,206	2,072	(33,347)
Adjusted EBITDA	$8,903,678	$6,857,448	$21,085,288	$16,537,337

GAAP basic net income per common stockholder	$0.03	$0.08	$0.05	$0.73
GAAP diluted net income per common stockholder	$0.03	$0.07	$0.05	$0.65
Basic adjusted EBITDA per common stockholder	$0.12	$0.13	$0.31	$0.33
Diluted adjusted EBITDA per common stockholder	$0.12	$0.12	$0.29	$0.30

Weighted average shares outstanding:
Basic	71,800,274	53,231,369	67,711,324	49,649,221
Diluted	76,078,563	59,048,821	72,425,863	55,604,866

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP Net income	$2,222,722	$4,392,409	$3,525,163	$36,365,696

Stock-based compensation expense	2,299,696	911,490	5,802,046	2,554,842
Amortization of intangibles	2,378,152	381,916	5,982,459	1,142,583
Benefit from income taxes	(2,202,152)	—	(4,934,216)	(27,125,446)
Acquisition and restructuring	3,378,838	467,777	8,648,692	1,628,126
Non-GAAP net income	$8,077,256	$6,153,592	$19,024,144	$14,565,801

GAAP basic net income per common stockholder	$0.03	$0.08	$0.05	$0.73
GAAP diluted net income per common stockholder	$0.03	$0.07	$0.05	$0.65
Basic Non-GAAP net income per common stockholder	$0.11	$0.12	$0.28	$0.29
Diluted Non-GAAP net income per common stockholder	$0.11	$0.10	$0.26	$0.26

Weighted average shares outstanding:
Basic	71,800,274	53,231,369	67,711,324	49,649,221
Diluted	76,078,563	59,048,821	72,425,863	55,604,866